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                                                                                                       EXHIBIT 11.01


                                            COMPUTATION OF EARNINGS PER COMMON SHARE




                                           Pro forma Nine    February 14, 1997        Pro forma        YEARS ENDED DECEMBER 31,
                                            Months Ended          through            Year Ended       -------------------------
                                         September 30, 1997  September 30, 1997   December 31, 1996     1996              1995
                                         ------------------  ------------------   -----------------   --------          --------
                                             (Unaudited)       (Unaudited)          (Unaudited)
PRIMARY EARNINGS
   Net (loss)...........................      (550,260)         (545,748)            (609,923)          (561,307)         (653,506)

Shares
   Weighted average number of
     common shares outstanding..........     2,480,000         1,380,000            2,480,000          1,380,000         1,380,000

Primary earnings per common share:
   Net loss.............................         (0.22)            (0.40)               (0.25)             (0.41)            (0.47)
                                                 ------            ------               ------             ------            ------
                                                 ------            ------               ------             ------            ------

FULLY DILUTED EARNINGS
   Net loss.............................       (550,260)         (545,748)            (609,923)         (561,307)         (653,506)

Shares
   Weighted average number of
     common shares outstanding..........      2,480,000         1,380,000            2,480,000         1,380,000         1,380,000

Fully diluted earnings per common share:
   Net loss.............................          (0.22)            (0.40)               (0.25)            (0.41)            (0.47)
                                                 ------            ------               ------             ------            ------
                                                 ------            ------               ------             ------            ------

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